UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 15, 2008

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard, Covington, Kentucky  41011
(Address of principal executive offices)   (Zip Code)

P.O. Box 391, Covington, Kentucky  41012-0391
(Mailing Address)   (Zip Code)

Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Ashland Inc. (“Ashland”) announced today that Mannie L. Jackson elected to retire from the Board of Directors.  George A. Schaefer, Jr. will replace Mr. Jackson as chair of the Governance & Nominating Committee effective immediately.

Additionally, Lamar M. Chambers, age 53, has been elected Senior Vice President and Chief Financial Officer, effective June 1, 2008.  Previously he served as Vice President and Controller beginning in 2004 and as Senior Vice President – Finance & Administration of Ashland Paving and Construction, Inc. (“APAC”) from 2001 to 2004, during which time APAC was a wholly owned subsidiary of Ashland.  Mr. Chambers replaces J. Marvin Quin, as previously announced.  Until his successor is identified, Mr. Chambers will continue to serve as Controller.

Mr. Chambers continues to be party to an executive employment agreement with Ashland, in the form of the Ashland Inc. Executive Employment Contract filed as Exhibit 10.6 to Ashland’s Form 8-K filed on September 25, 2006, which is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d)	Exhibits

10.1
Form of Executive Employment Agreement between Ashland and certain executives of Ashland tendered on September 25, 2006 (filed as Exhibit 10.1 to Ashland's Form 8-K filed on September 25, 2006, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASHLAND INC.
(Registrant)

May 15, 2008	/s/ David L. Hausrath
David L. Hausrath
Senior Vice President
and General Counsel

EXHIBIT INDEX

10.1
Form of Executive Employment Agreement between Ashland and certain executives of Ashland tendered on September 25, 2006 (filed as Exhibit 10.1 to Ashland's Form 8-K filed on September 25, 2006, and incorporated herein by reference).